Exhibit 1.1

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. Limites, s'il y a lieu, impasSes aux activitis commerciales ou aux pouvoirs de la compagnie. None 6. The classes and any maximum number of shares that the corporation is authorized to issue: Categories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisie a emettre: The Corporation is authorized to issue an unlimited number of shares of one class designated as Common Shares.

Name of Corporation PALISADE RESOURCES CORP. Ontario Corporation Number 002498986 Request ID 018489906 ELECTRONIC INCORPORATION TERMS AND CONDITIONS The following are the terms and conditions for the electronic filing of Articles of Incorporation under the Ontario Business Corporations Act (OBCA) with the Ministry of Government Services. Agreement to these terms and conditions by at least one of the incorporators listed in article 10 of the Articles oflncorporation is a mandatory requirement for electronic incorporation.-1) The applicant is required to obtain an Ontario biased or weighted NUANS search report for the proposed name. The applicant must provide the NUANS name searched, the NUANS reservation number and the date of the NUANS report. The NUANS report must be kept in electronic or paper format at the corporation's registered office address. 2)All first directors named in the articles must sign a consent in the prescribed form. The original consent must be kept at the corporation's registered office address. 3) A Corporation acquiring a name identical to that of another corporation must indicate that due diligence has been exercised in verifying that the Corporation meets the requirements of Subsection 6(1) of Regulation 62 made under the OBCA. Otherwise, the Corporation is required to obtain a legal opinion on legal letterhead signed by a lawyer qualified to practise in Ontario that clearly indicates that the corporations involved comply with Subsection 6(2) of that Regulation by referring to each clause specifically. The original of this legal opinion must be kept at the Corporation's registered office address. The applicant must complete the electronic version ofthis legal opinion provided by one of the Service Providers under contract with the Ministry. 4)The date of the Certificate oflncorporation will be the date the articles are updated to the ONBIS electronic public record database. Articles submitted electronically outside MGS, ONBIS access hours, will receive an endorsement date effective the next business day when the system resumes operation, if the submitted Articles of Incorporation meet all requirements for electronic incorporation. Articles of Incorporation submitted during system difficulties will receive an endorsement date effective the date the articles are updated to the ONBIS system. 5)The electronic Articles of Incorporation must be in the format approved by the Ministry and submitted through one of the Service Providers under contract with the Ministry. 6) Upon receipt of the Certificate of Incorporation issued by the ONBIS system, a duplicate copy of the Articles of Incorporation with the Ontario Corporation Number and the Certificate of Incorporation must be kept in paper or electronic format. The Ministry will print and microfilm copies of the Certificate of Incorporation, the Articles of Incorporation and any other documentation submitted electronically. These will be considered the true original filed copies. 7) The sole responsibility for correctness and completeness of the Articles of Incorporation, and for compliance with the OBCA and all regulations made under it, lies with the incorporator(s) and/or their legal advisor(s), if any. The incorporator(s) have read the above Terms and Conditions and they understand and agree to them. I am an incorporator or I am duly authorized to represent and bind the-incorporator(s). First Name GERALD Last Name FELDMAN

10. The names and addresses of the incorporators are Nom et adresse des £ondateurs First name, initials and last name or corporate name Pr€nom, initiale et nom de £amille ou denomination sociale Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code Domicile €lu, adresse du siege social au adresse de 1'€tablissement principal, y compris larue et le numero, le numero de la R.R., le nom de la municipalite et le code postal

9. Other provisions if any: Autres dispositions, s'il y a lieu: (a) Each holder of a fractional share issued by the Corporation is entitled to exercise voting rights and to receive a dividend in respect thereof to the extent of such fraction; and (b) The Corporation shall have a lien on each share registered in the name of a shareholder or the shareholder's legal representative for a debt of that shareholder to the Corporation.

Name of Corporation PALISADE RESOURCES CORP. Ontario Corporation Number 002498986 Request ID 018489906 ADDITIONAL INFORMATION FOR ELECTRONIC INCORPORATION CONTACT PERSON First Name Last Name Sandy Name of Law Firm Cameron-Milks Goldman Sloan Nash & Haber LLP ADDRESS Street # 480 Street Name University Avenue Suite # 1600 Additional Information Province Country City Toronto Postal Code ONTARIO CANADA M5G 1V2 TELEPHONE #: (416) 597-9922 X 107 NUANS® SEARCH DETAILS Corporate Name Searched on NUANS® PALISADE RESOURCES CORP. NUANS® Reservation Reference # 117547599 Date of NUANS® Report 2016/01/05

FORM 1FORMULE NVMERO 1 BUSINESS CORPORATIONS ACT ILOI SUR LES SOCIETE PAR ACTIONS ARTICLES OF INCORPORATION STATUTS CONSTITUTIFS 1. The name of the corporation is: Denomination sociale de la compagnie: PALISADE RESOURCES CORP. 2. The address of the registered office is: Adresse du siege social: 45 SHEPPARD AVENUE EAST Suite 703 (Street & Number, or R.R. Number & if Multi-Office Building give Room No.) (Rue et num9ro, ou numSro de la R.R. et, s'il s'agit Sdifice a bureau, numSro du bureau) TORONTO CANADA (Name of Municipality or Post Office) (Nom de la municipalite ou du bureau de poste) ONTARIO M2N 5W9 (Postal Code/ Code postal) 3. Number (or minimum and maximum number) of directors is: MINIMUM 1 Nombre (ou nombres minimal et maximal) d'administrateurs: MAXIMUM 10 4. The first director(s) is/are: Premier(s) administrateur(s): First name, initials and surname Prenom, initiales et nom de famille Resident Canadian Resident Canadien State Yes or No Oui/Non Address for service, giving Street & No. or R.R. No., Municipality and Postal Code Domicile elu, y compris la rue et le numSro, le numSro de la R.R., ou le nom de la municipalite et le code postal * GERALD FELDMAN Yes 45 SHEPPARD AVENUE EAST Suite 703 TORONTO ONTARIO CANADA M2N 5W9

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any} are as follows: L'emission, le trans£ert ou la propriete d'actions est/n'est pas restreinte Les restrictions, s'il y a lieu, sont les suivantes: The right to own or transfer securities (including for greater certainty shares) other than non-convertible debt securities of the Corporation, shall be restricted in that no such securities shall be transferred without: (a) the consent of the directors of the Corporation, expressed by a resolution passed by the directors or by an instrument or instruments in writing signed by a majority of the directors, which consent may be given either prior or subsequent to the time of transfer of such securities, or, (b) the consent of the holder or holders of at least a majority of the voting shares of the Corporation for the time being outstanding, expressed by resolution passed by such holder or holders or by an instrument or instruments in writing signed by such holder or holders, which consent may be given either prior or subsequent to the time of transfer of such securities.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares, and directors' authority with respect to any class of shares which may be issued in series: Droits, privileges, restrictions et conditions, s'il y a lieu, rattach9s a chaque categorie d'actions et pouvoirs des administrateurs relati£s a chaque categorie d'actions que peut etre emise en serie: (a) Voting The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the Common shareholders of the Corporation and each Common Share shall confer the right to one (1) vote in person or by proxy at all such meetings of the shareholders of the Corporation. (b) Dividends Each Common Share shall entitle the holder thereof to receive, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the payment of dividends, dividends in an amount to be determined by the directors of the Corporation. (c) Participating The holders of the issued and outstanding Common Shares in the Corporation shall be entitled to receive the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.